                                                               EXHIBIT 2
                                                                  TO
                                                            FORM 8-K REPORT
                                                                 FILED
                                                            JANUARY 16, 2001

                            STOCK PURCHASE AGREEMENT

                                     Between

                               THE SHAREHOLDERS OF
                             ACTIVITY RECORDS, INC.

                                    as Seller

                                       and

                          SIBONEY LEARNING GROUP, INC.

                                    as Buyer

                                December 12, 2000

                                Table of Contents

         7.10.    Non-Competition  Agreements  with Alfred S.  Harris,
                  Adele N.  Harris,  Carol Stern and

                        STOCK PURCHASE AGREEMENT BETWEEN
                        SIBONEY LEARNING GROUP, INC. AND
                   THE SHAREHOLDERS OF ACTIVITY RECORDS, INC.

         This Stock Purchase  Agreement (the  "Agreement") is entered into as of the 12th day of December, 2000, by SIBONEY  LEARNING  GROUP,  INC.,  a  Missouri
corporation ("Buyer"),  and the shareholders listed on Exhibit A attached hereto corporation  (individually,  a "Seller" and,  collectively,  the "Sellers"),  of
ACTIVITY RECORDS, INC., a New York corporation (the "Company").

                                    RECITALS

         Seller desires to sell,  and Buyer desires to purchase,  all the issued and  outstanding  shares (the  "Shares") of capital stock of the Company for the consideration and on the terms set forth in this Agreement.

         THEREFORE,  in  consideration  of the agreements set forth herein,  and subject to the conditions herein contained, it is mutually agreed as follows:

1.       DEFINITIONS.

         Schedule 1.01 contains certain definitions of capitalized terms used in this Agreement for ease of reference.

2.       TRANSFER OF STOCK; CLOSING.

         2.01. Shares. Subject to the terms and conditions of this Agreement, at the Closing,  Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

         2.02.  Purchase Price.  The Purchase Price  ("Purchase  Price") for the
Shares will be as follows:

                  (a) Five Hundred Fifty Thousand Dollars ($550,000.00) in cash, by wire transfer or cashier's  check,  payable at Closing to Sellers in the respective amounts listed on Exhibit A; and

                  (b) Three Hundred Thousand  Dollars  ($300,000.00) by delivery to Sellers of the promissory notes of Buyer in the respective principal amounts  listed  on  Exhibit  A,  calling  for  twelve  (12)  quarterly principal payments,  without interest,  of Twenty-Five Thousand Dollars
         ($25,000.00) in the aggregate,  allocated as set forth on Exhibit A, to the  Sellers,  with first  payment on March 31,  2001,  and  succeeding payments every three months thereafter (June 30, September 30, December
         31 and March 31) with a final payment on December 31, 2003, as provided in the form of  promissory  note  attached  hereto as Schedule  2.01(b)
         ("the Note"); and

                  (c) If,  for the year  beginning  January  1, 2001 and  ending
         December 31, 2001,  annual Net Sales (defined as revenues received less product  returns) of products  included  in or based  primarily  on the
         Assets exceed  $900,000.00,  Buyer will pay Sellers  (until the maximum aggregate  referred to in subsection  (e) is paid),  an amount,  in the aggregate,  equal to 15% of such  annual  net  sales  over  $900,000.00 during such  calendar  year,  which  amounts  will be allocated to each
         Seller in accordance  with the  percentages set forth in Exhibit A, and
         the  same   arrangement  will  remain  in  effect  each  calendar  year thereafter  through  December 31, 2003, with annual payments to be made not later  than 45 days  after the close of each year  (2001,  2002 and
         2003) in which Buyer invoices for such sales; and

                  (d) Buyer will also pay Sellers within fifteen (15) days after receipt of each  royalty  payment  from Havas  Interactive/Class  Works
         (until the maximum aggregate  referred to subsection e is paid),  fifty percent  (50%),  in the aggregate,  of revenue  received from licensing
         Seller products to Havas  Interactive/Class  Works from sales generated in calendar years 2001, 2002 and 2003, which payment shall be allocated in accordance with the percentages set forth in Exhibit A (the payments to be  made  under  subsection  (c) and (d)  being  referred  to as the
         "contingent payments"); and

                  (e) The maximum  aggregate  amount payable by Buyer to Sellers under subsections (a), (b), (c) and (d) above combined shall not exceed
         $1,100,000.00. Regardless of the payments made under subsection (c) and
         (d) above,  within sixty (60) days after the end of calendar year 2003,
         Buyer  will pay  Sellers,  in the  aggregate,  an  amount  equal to the difference,  if any between the aggregate amounts paid to Sellers under subsections (a), (b), (c) and (d) above, and $925,000.00, which amounts will be paid to Sellers in accordance with the percentages set forth on
         Exhibit A. Buyer will provides Sellers such  documentation of Net Sales referred to in subsections  (c) and (d) above as Sellers may reasonably request.

         2.03. Other Transactions at Closing. At the Closing:

                  (a) Sellers will deliver the Shares to Buyer, with appropriate stock  powers  attached,  and will cause the  Company  to deliver  full possession of the Assets and business of the Company to Buyer effective as of the Closing;

                  (b) Buyer will confirm to the other parties under the Authors'
         Agreements that the Company, under Buyer's ownership,  will perform the post-Closing obligations of the Company under the Authors' Agreements;

                  (c) Alfred S. Harris,  Jr.,  Adele N. Harris,  Carol Stern and
         Alan  Stern   shall  have   executed   and   delivered   to  Buyer  the
         Non-Competition Agreements referred to in Section 7.10;

                  (d)  Siboney  Corporation,   parent  company  of  Buyer,  will
         guarantee  payment  by  Buyer  of all  amounts  required  to be paid to
         Sellers  under  Section  2.02  of  this  Agreement,  including  without limitation, all payments under the Notes;

                  (e) Buyer  will  cause  Company  to grant  Sellers a  security interest in the Assets as  provided  in the form of Security  Agreement
         attached  hereto  as  Schedule  2.03(e),   to  secure  Buyer's  payment
         obligations under the Notes and the Contingent  Payments and will cause the Company to execute such UCC-1  financing  statements as Sellers may reasonably  request for the purpose of Sellers perfecting such security interest;

                  (f) Sellers will cause the Company to provide  Buyer a list of the Company's  customers for products  produced by the Company with the
         Assets  (the  "Customer  List").  The  Customer  List and the amount of purchases  by each of them for the year  ended  August  31,  2000  and, separately, for the three-month period ended November 30, 2000;

                  (g) Sellers will cause the Company to provide Buyer the source codes for all programs included in those Assets of the Company owned by the Company immediately prior to Closing;

                  (h) the  parties  will  perform  all of the other  obligations required to be performed  by them at or before the  Closing,  including without limitation,  fulfilling the conditions delivering the documents and fulfilling the conditions set forth in Article VII hereof; and

                  (i) all  directors  and  officers of the Company  will deliver written  resignations  from all such  positions  with the  Company  and acknowledge  in writing that the Company has no further  obligations to them that have not been paid, or adequately  provided for under Section
         3.03 hereof, at or prior to Closing.

3.       WARRANTIES AND REPRESENTATIONS OF SELLERS.

         Sellers  jointly and severally  represent,  warrant to and covenant and agree with Buyer as follows:

         3.01. Capitalization of the Company.

         The authorized equities securities of the Company consist of 100 shares of common  stock,  no par value,  of which 100 are issued  and  outstanding  and constitute  the Shares.  Sellers are and will be on the Closing  Date the record and beneficial holders of the Shares,  free and clear of all encumbrances.  Each
Seller  owns the  numbers of shares set forth  opposite  such  Seller's  name on
Exhibit A attached hereto.  All the Shares have been duly authorized and validly issued and are fully paid and  nonassessable.  There are no  contracts  or other commitments relating to the issuance,  sale or transfer of any equity securities or other  securities of the Company.  None of the Shares was issued in violation of federal or state securities laws or any other legal requirement.  The Company does  not  own,  and has no  contract  or  commitment  to  acquire,  any  equity securities  or other  securities  of any other  entity or any direct or indirect equity or ownership interest in any other business.

         3.02. Organization, Standing and Power of the Company. The Company is a
corporation  duly organized,  validly existing and is in good standing under the corporate  and other laws of the State of New York and has all  necessary  power and authority to operate its business as currently operated.

         3.03. Payment of Debts and Liabilities.  Sellers will pay or will cause to be paid or will provide for the payment in a manner reasonably  acceptable to
Buyer of, all accounts,  debts,  bills and  liabilities of the Company which are payable through the Closing Date or which subsequent to the Closing could become an  Encumbrance  on or result in a secured  interest in the Assets or  otherwise affect the use of the Assets subsequent to the Closing or constitute a liability of the Company after the Closing Date.

         3.04. Financial Statements. Sellers have delivered to Buyer the balance sheets and related statements of income for the years ended August 31, 2000, and for the three months ended November 30, 2000. Such financial  statements  fairly present the financial  condition and the results of operations of the company as of the respective dates thereof and for the periods referred to therein.

         3.05.  Books and Records.  The books of account,  minute  books,  stock record  books and other  records  of the  Company,  all of which  have been made available  to Buyer,  are complete  and correct in all  material  respects.  The minute  books of the  Company  contain  accurate  and  complete  records  of all meetings held,  and corporate  action taken by, the  stockholders,  the Board of
Directors  and  committees  of the Board of  Directors  of the  Company,  and no
meeting of any such stockholders,  Board of Directors or committee has been held for which  minutes have not be prepared are not  contained in such minute books.
At the  Closing,  Sellers  will cause the Company to place all of such books and records in the possession of Buyer.

         3.06.  Accounts  Receivable.  All accounts receivable of the Company as they may exist on the Closing Date represent or will represent valid obligations arising from sales actually made or services actually  performed in the ordinary course of  business.  Unless  paid  prior to the  Closing  Date,  such  accounts receivable are or will be as of the Closing Date current and  collectible net of any reserve shown on the  financial  statements  heretofore  furnished to Buyer.
There is no  contest,  claim or right of  set-off  under any  contract  with any obligor of any of the accounts receivable.

         3.07. Inventory. All inventory of the Company consists of a quality and quantity usable in the ordinary course of the business of the Company.

         3.08. Good Title and Condition of Assets.

         The Company has good and marketable title to and interest in all of the assets.  Its assets are free and clear of any  restrictions  on or conditions to transfer or assignment, mortgages, conditional sales agreements, liens, pledges,
charges,  encumbrances,   claims,  security  interests,   easements,  covenants,
conditions or restrictions (collectively, "Encumbrances").

         3.09. No Conflicting Agreements or Orders; No Approvals.

                  (a) There is no provision of the Articles of  Incorporation or
         By-laws of the Company or of any contract,  security agreement,  lease, mortgage, indenture, or other document, instrument,  license, franchise or  agreement  which is binding on the  Company  or which  affects  the
         Company or its properties,  which conflicts with or in any way prevents or will be violated by the  execution,  delivery or carrying out of the terms of this Agreement.

                  (b) The execution, delivery and consummation of this Agreement by the  Company  will not  constitute  or result  in: the  creation  or imposition  of an  Encumbrance  on, or give to others any  interest  or right in or with respect to, any of the Assets.

                  (c) The Company is not subject to any order, writ, injunction, decree,  judgment,  award,  determination,  direction  or demand of any court,  arbitrator,  or federal, state, municipal or other governmental department,  bureau,  agency or instrumentality which would be violated by the  execution,  delivery  or  carrying  out of the  terms  of  this
         Agreement.

                  (d) No approval  or consent of any  foreign,  federal,  state, county, local or other governmental or regulatory body is required as a condition  to the  validity  of this  Agreement  as it  relates  to the
         Company to give effect to the transactions contemplated hereby.

         3.10.  Litigation.  No suit,  action,  decree,  arbitration  or  legal, administrative or other  proceeding,  controversy or investigation is pending or
(to the knowledge of Sellers)  threatened against the Company, or any Seller, or which  otherwise  might  adversely  affect the use or value of the assets of the
Company,  any Seller's right to transfer the Shares, or the continued use of the assets of the Company by the Company.

         3.11. Intellectual Property.

                  (a) The Company is the sole owner or the  e9xclusive  licensee
         (in each case,  separately identified as such) of the software programs and other works of  authorship,  trade names and  trademarks  listed on
         Schedule  3.11  (collectively,   the  "Intellectual  Property"),  which
         constitute all of the intellectual property sold, licensed or otherwise used by Seller in connection with the Assets.

                  (b) The sale,  license or use of the Intellectual  Property by the  Company  does not  infringe  upon or  conflict  with the rights of others.  None of the software  programs or works of  authorship,  trade names or  trademarks  listed  on  Schedule  3.11,  or any  registration thereof,  is infringed or has been challenged or threatened in any way.
         There is no potentially interfering trademark or trade name application of any third party.

         3.12.  Material  Contracts.  Schedule  3.12  contains  a  complete  and accurate list of all contracts and commitments that are material to the business of the Company,  including  without  limitation,  all Authors'  Agreements  (the
"Material Contracts").  Sellers have caused the Company to furnish to Buyer true and  complete  copies of all  Material  Contracts.  There is no  default  of the
Company or event that with notice or lapse of time, or both,  would constitute a default,  nor, to the knowledge of Sellers, any default or threatened default by any other party thereto,  existing with respect to any of such  agreements.  The
Company has received no notice that any party to any of such agreements  intends to cancel or  terminate  any of the  Material  Contracts  or to  exercise or not exercise any options under any of the Material Contracts.

         3.13.  Customers  The Customer List to be furnished at the Closing will be true, accurate and complete in all material respects.

         3.14.  Information  for Due  Diligence  Review.  Sellers has caused the
Company to provide to Buyer all  information  requested by Buyer for the purpose of completing Buyer's due diligence review referred to in Section 7.12 hereof.

         3.15. No Undisclosed Liabilities.

         Except as set forth in Schedule 3.15 attached  hereto,  the Company has no liabilities or obligations except for liabilities or obligations reflected or reserved against in the financial  statements  heretofore delivered to Buyer and current  liabilities  incurred  by the  Company  in the  ordinary  course of the
Company's business since the respective dates of such financial statements.

         3.16. Taxes.

         The  Company  has  filed or  caused  to be filed on a timely  basis all federal,  state and local income and other tax returns that are or were required to be filed by or with  respect to the  Company  pursuant  to  applicable  legal requirements.  Sellers  have caused the Company to deliver or make  available to
Buyer or its  representatives  copies of all such tax returns relating to income taxes filed for all years  since 1996.  The Company has paid all taxes that have or may have become due  pursuant to such tax returns or otherwise or pursuant to any assessment received by the Company.

         3.17. ERISA.

         The Company does not maintain or contribute  to and has not  maintained or  contributed  to,  nor has the  Company  been a party to an  profit  sharing, defined benefit,  deferred  compensation or employee benefit plan (as defined in
Section  3(3) of ERISA)  for  employees  of the  Company or  contributed  by the
Company.

         3.18. Related Party Transactions.

         Except as set forth on Schedule  3.18, no Seller or any person  related to a Seller has had any business dealings or material  financial interest in any transaction with the Company or is a party to any contract or commitment with or has any claim or rights against the Company that will remain in existence  after
Closing.

         3.19.  No  Misrepresentation.  No  representation  or warranty  made by
Seller in this Agreement or any Schedule hereto or in any document or instrument delivered  by or on behalf of any  Sellers or by or on behalf of the  Company to
Buyer in  connection  with this  Agreement  contains  or will  contain an untrue statement  of a  material  fact or omits or will omit to state a  material  fact necessary to make the statements contained herein and therein not misleading.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer hereby represents and warrants to, and covenants and agrees with,
Seller as follows:

         4.01.   Organization  and  Standing  of  Buyer.  Buyer  is  a  Missouri
corporation,  validly  existing and in good standing under the laws of the State of Missouri  and has all  necessary  power and  authority to purchase the Assets from Seller on the terms set forth  herein and has full power and  authority  to purchase  the Shares  from  Sellers  on the terms set forth  herein and has full power and  authority to enter into this  Agreement  and to complete the Closing, which have been duly  authorized  by all required  corporate and other action on the part of Buyer.

         4.02. Binding  Agreement.  This Agreement  constitutes,  and each other instrument  to be executed and  delivered by Buyer in  accordance  herewith will constitute,  when executed and delivered  pursuant hereto, the valid and legally binding obligations of Buyer.

         4.03.  Agreement Within  Authority.  The execution and delivery of this
Agreement by Buyer, the consummation of the transactions  contemplated hereunder and  the  performance  by  Buyer  of  this  Agreement  and  the  agreements  and
instruments  which  are  executed  and  delivered  in  connection   herewith  in
accordance  with each of their  terms  will not  violate:  (a) the  Articles  of
Incorporation or Bylaws of Buyer, or (b) any judgment,  order, writ, injunction, decree or demand  against  Buyer of any court or federal,  state,  municipal  or
other   governmental   department,   commission,   board,   bureau,   agency  or
instrumentality.

         4.04. No Conflicting Agreements or Orders; Approvals.

                  (a) There is no provision of the Articles of  Incorporation or
         Bylaws  of  Buyer  or  of  any  contract,  security  agreement,  lease, mortgage, indenture, or other document, instrument,  license, franchise or agreement  which is binding on Buyer or which  affects  Buyer or its properties,  which  conflicts  with or in any way  prevents  or will be violated by the  execution,  delivery  or carrying  out of the terms of this Agreement.

                  (b) The execution,  delivery and consummation of the Agreement by Buyer will not constitute or result in the creation or imposition of an  Encumbrance  against or give to others any  interest or right in or with  respect  to, any of  payments  to be made to  Sellers  under this
         Agreement.

                  (c)  Buyer is not  subject  to any  order,  writ,  injunction, decree,  judgment,  award,  determination,  direction  or demand of any court,  arbitrator,  or federal, state, municipal or other governmental department,  bureau,  agency or instrumentality which would be violated by the  execution,  delivery  or  carrying  out of the  terms  of  this
         Agreement.

                  (d) No approval  or consent of any  foreign,  federal,  state, county, local or other governmental or regulatory body is required as a condition to the  validity of this  Agreement as it relates to Buyer to give effect to the transactions contemplated hereby.

         4.05. Corporate Action. The execution and delivery of this Agreement by
Buyer and the  performance  of all acts  contemplated  to be  performed by Buyer hereunder have been duly authorized by all necessary corporate action. Buyer has duly executed and delivered  this  Agreement and the  agreements or  instruments which are executed by Buyer in connection herewith.

         4.06. No Conflict.  The  execution  and delivery of this  Agreement and each other  instrument  to be executed by Buyer in  accordance  herewith and the consummation of the transactions  contemplated herein by Buyer will not conflict or be  inconsistent  with or result in the termination of or constitute a breach of or  default  under  the  terms of any  indenture,  mortgage,  deed of  trust, covenant,  agreement or other  instrument  to which Buyer is a party or to which its property is subject.

         4.07. No Misrepresentation. No representation or warranty made by Buyer in this  Agreement  or any  Schedule  hereto or in any  document  or  instrument delivered by Buyer in  connection  with this  Agreement or in any reports  filed with the United  States  Securities  and  Exchange  Commission  contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements  contained herein and therein not misleading.

         4.08.  Merger or Sale.  Until the payment in full of the obligations of
Buyer under Section 2.02,  Buyer will maintain its corporate  existence and will not sell the Shares to an  independent  third party or merge with or sell all or substantially  all of the assets of Buyer to an  unaffiliated  party unless such transferee  assumes  (either  by  agreement  or by  operation  of  law)  Buyer's obligations  hereunder  and  Siboney  Corporation  remains  obligated  under its guaranty of payment of Buyer's obligations under this Agreement.

5.       COVENANTS OF BUYER.

         Buyer further covenants and agrees with Sellers as follows:

         5.01. Information.  In the event the Closing is not consummated for any reason:

                  (a)  all  copies  of  non-public   proprietary  documents  and
         information provided to one party hereto to the other party hereto will be returned;

                  (b) each party shall  maintain the same in confidence and will not  disclose or utilize the same except with the  consent,  or for the benefit,  of the other party,  subject to any disclosure  duty of Buyer under applicable  federal securities laws, in which case Buyer will use reasonable  efforts  to advise  Seller in advance  of the  content  and timing of such disclosure; and

                  (c) any  communication  by Buyer with  parties to the Authors'
         Agreements  will be subject to  Seller's  approval,  which shall not be unreasonably withheld.

         5.02. Performance of Material Contracts. After the Closing, Buyer shall cause the Company to perform and discharge the obligations  that arise after the
Closing Date under the Material Contracts.

         5.03. Marketing and Customer Support.  Following Closing,  Buyer agrees to use its  reasonable  efforts to  continue  the  Company's  current  marketing efforts and customer support for the Seller Products.

6.       COVENANTS OF SELLERS.

         Sellers  further  jointly and  severally  covenant and agree with Buyer that, at all times prior to the Closing:

         6.01.  Access to  Information.  Promptly  after the  execution  of this
Agreement:  Sellers  shall  cause the  Company  to give  Buyer and its  counsel, accountants  and other  representatives  shall have full  access  during  normal business  hours to all  properties,  books,  accounts,  records,  agreements and documents of or relating to the Company.

         6.02.  Maintain Assets.  Sellers will cause the Company to maintain the
Assets on a current basis and in customary repair, order and condition.

         6.03.  Business  Changes.  Sellers  will cause the Company not to do or agree to do any of the following without the prior written consent of Buyer:

                  (a) Make any material  change in the Assets to be owned by the
         Company immediately prior to Closing; or

                  (b) Modify,  amend,  cancel or  terminate  any of the Material
         Contracts.

         6.04. Consents. As soon as reasonably practical after the execution and delivery  of this  Agreement,  and in any event on or before the  Closing  Date,
Sellers  will cause the  Company to obtain the  written  consent of all  persons whose consent to the execution and  performance  of this Agreement by Sellers or the  transfer  of the  Shares  under this  Agreement  is  required,  in form and substance  acceptable  to Buyer;  and Sellers  will cause the Company to furnish
Buyer original executed copies of such consents as they are obtained.

         6.05.  Information.  Sellers agree to the restrictions on disclosure of information set forth in Section 5.01 hereof.

         6.06. Termination of Employees and Employee Benefit Plans. Prior to the
Closing  Date,  Sellers  will  cause the  Company  to (a)  terminate  all of its employees  and  employee  benefit  plans  effective  December  31, 2000  without liability to the Company thereafter;  and (b) comply with all laws applicable to such terminations.

         6.07. Financial Information.  Sellers will cause the Company to provide
Buyer  sufficient  financial  and other  information,  records and  schedules to permit Buyer and its  independent  accountants to prepare  financial  statements meeting the applicable  requirements  of the Securities and Exchange  Commission under  the  Securities  Exchange  Act of 1934,  as  amended,  including  without limitation,  the information,  schedules, and records described on Schedule 6.07 attached hereto.

         6.08. Year 2000 Tax Returns. Sellers will prepare and file, at Seller's cost, all federal,  state and local income,  franchise and other tax returns for all periods through  December 31, 2000 and pay or provide for the payment of all taxes attributable to the business of the Company through December 31, 2000.

         6.09.  Use of Name.  Sellers  acknowledge  that  Buyer may  market  the products of the Company under the name "EA Software" or "Educational  Activities
Software"  or  similar  names and  covenant  that use of such  names will not be challenged by Sellers or any entity owned in whole or in part by Sellers.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.

         The  obligations  of Buyer to  consummate  the  Closing  are subject to fulfillment  (or  waiver by  Buyer),  prior to or on the  Closing  Date,  of the following conditions:

         7.01. No Adverse Change.  There shall have been no adverse change in or loss or damage to the Assets.

         7.02.  Representations,  Warranties  and  Agreements  of  Sellers.  The
representations,  warranties,  covenants and  agreements of Seller shall be true and not  breached  as of the Closing  Date,  with the same effect as though such representations,  warranties,  covenants and agreements of Sellers shall be true and not breached as of the Closing Date,  and all of the  obligations  of Seller hereunder shall have been duly performed.

         7.03.  Opinion of Counsel.  Buyer  shall have  received  the  favorable opinion of counsel for  Sellers,  dated as of the Closing  Date,  in the form of
Schedule  7.03 and otherwise in form and substance  reasonably  satisfactory  to
Buyer and Buyer's  counsel.  In rendering such opinion,  counsel for Sellers may rely on  written  certificates  of the  chief  executive  officer  or the  chief financial officer of the Company and appropriate  public officials as to factual matters,  provided a copy thereof is attached to and forms a part of the opinion of counsel with the knowledge and consent of the chief executive  officer or the chief financial officer of the Company.

         7.04. Absence of Litigation.  No action,  suit or proceeding before any court or any  governmental  body or authority  pertaining to the consummation of the Closing or to the Assets  shall have been  instituted  or  threatened  on or before the Closing Date.

         7.05. Consents. All necessary agreements, approvals and consents of any parties to the consummation of the transactions by Sellers  contemplated by this
Agreement,  or otherwise  pertaining  to the matters  covered by this  Agreement related to Sellers, shall have been obtained by Sellers and delivered to Buyer.

         7.06.  Sellers'  Certificate.  Buyer  shall have  received  one or more certificates, dated the Closing Date, signed and verified by each Seller, in the form of Schedule 7.06 hereto.

         7.07.   Approval  of   Documents.   The  form  and   substance  of  all
certificates,   instruments,  opinions  and  other  documents  (other  than  the documents  attached  hereto)  delivered to Buyer under this  Agreement  shall be satisfactory to Buyer and its counsel.

         7.08.  Casualty  Loss.  The Assets shall not have been  affected by any loss,  destruction or damage due to fire or other casualty,  unless, if any such destruction  or  damage  has  occurred,  Buyer  has  determined  that  available insurance  proceeds  are  sufficient  to repair or replace  any  damaged or lost
Assets and Buyer shall have confirmed to its  satisfaction  that the proceeds of any such insurance are delivered to the Company and are used either to repair or replace  such  damaged or lost Assets or are  otherwise  utilized as directed by
Buyer.

         7.09. [Intentionally Deleted]

         7.10.  Non-Competition  Agreements  with  Alfred  S.  Harris,  Adele N.
Harris,  Carol Stern and Alan Stern. Each of Alfred S. Harris,  Adele N. Harris,
Carol Stern and Alan Stern will have executed and delivered the  Non-Competition
Agreement set forth in Schedule 7.10 (the "Non-Competition Agreements").

         7.11.  Employment  Agreement.  Buyer and Alan Stern shall have  entered into a mutually acceptable  employment  agreement for a term ending December 31,
2001.

         7.12.  Due  Diligence  Review.  Buyer  shall  have  completed  its  due diligence  investigation with results  satisfactory to Buyer,  including without limitation:

                  (a)  Determination  of the  accuracy of Net Sales  information provided by Seller to Buyer;

                  (b) Confirmation  that Seller is the owner, free and clear, of all Encumbrances, and has the unencumbered right to transfer the Assets to Buyer free and clear of all Encumbrances;

                  (c) Confirmation that receipts from Seller Products for the 12 months ended September 30, 2000 are less than 10% below $966,479;

                  (d) Confirmation that the Seller Products operate successfully on popular computer platforms and network systems;

                  (e)  Confirmation  that all  authors of  computer  software or other  works of  authorship  utilized  in  connection  with the  Seller
         Products have  transferred to Seller (for transfer to Buyer at Closing)
         all  electronic  rights of such authors  relating to such  software and other works of authorship; and

                  (f) Confirmation that the information requested by the Company in  its  Document  and  Information  Request  transmitted  on or  about
         November 29, 2000 to the Company,  Sellers and Sellers' counsel,  shall have been reviewed by and approved as acceptable to Buyer.

If Buyer does not  notify  Seller in  writing,  within 21 days after the date of this  Agreement,  that  the  conditions  in this  Section  7.12  have  not  been fulfilled, such conditions will be deemed to have been fulfilled.

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS.

         The obligations of Sellers to consummate the Closing are conditioned on the fulfillment (or waiver by Sellers), prior to or on the Closing Date, of the following:

         8.01.   Representations,   Warranties  and  Agreements  of  Buyer.  The
representations,  warranties,  covenants and  agreements of Buyer herein will be true and not  breached  as of the Closing  Date,  with the same effect as though such representations,  warranties, covenants and agreements had been repeated by
Buyer as of such time, and all of the  obligations of Buyer hereunder shall have been duly performed.

         8.02.  Opinion of Counsel.  Sellers will have  received  the  favorable opinion  of counsel  for Buyer,  dated as of the  Closing  Date,  in the form of
Schedule 8.02 and otherwise in form and  substance  satisfactory  to Sellers and
Sellers'  counsel.  In rendering  their  opinion,  counsel for Buyer may rely on written  certificates of the officers of Buyer and appropriate  public officials as to factual  matters,  provided a copy thereof is attached to and forms a part of the  opinion  of  Buyer's  counsel  with the  knowledge  and  consent of such officers.

         8.03. Consents. Any necessary agreements and consents of any parties to the consummation of the transactions by Buyer contemplated by this Agreement, or otherwise  pertaining to the matters covered by this Agreement related to Buyer, shall have been obtained by Buyer and delivered to Sellers.

         8.04. Officers' Certificate.  Sellers will have received a certificate, dated the Closing Date,  signed and verified by Buyer's chief executive  officer and chief financial officer, in the form of Schedule 8.04.

         8.05.   Approval  of   Documents.   The  form  and   substance  of  all
certificates,   instruments,  opinions  and  other  documents  (other  than  the documents  attached  hereto)  delivered to Seller by or on behalf of Buyer under this Agreement shall be satisfactory to Seller and its counsel.

9.       INDEMNIFICATION.

         This   Article  sets  forth  the  respects  in  which  Buyer  shall  be
indemnified   by  Sellers,   jointly  and   severally,   in  the  event  of  any
misrepresentation  or breach of  warranty  or  agreement  on the part of Sellers hereunder,  and the respects in which Sellers shall be  indemnified  by Buyer in the event of any  misrepresentation  or breach of warranty or  agreement  on the part of Buyer hereunder.

         9.01. Indemnification of Buyer by Sellers.

                  (a)  Representations,  Warranties,  Covenants and  Agreements.
         Sellers, jointly and severally, agree to indemnify Buyer and hold Buyer harmless against any and all loss,  liability,  damage, claim, cost and expense of any nature including,  without limitation,  attorneys' fees, arising from or in connection with: (i) any  representation or warranty made by Sellers not being  complete,  accurate  and true at the date of this Agreement and on the Closing Date;  (ii) the failure by Sellers to fulfill and fully perform each covenant or agreement to be performed on the part of Sellers under this Agreement or under any other  instrument or document  executed and delivered by Sellers in  connection  with the transactions  contemplated  hereby,  as any of the same may be  amended from time to time;  (iii) any liability of the Company arising prior to the Closing Date or arising from conduct prior to the Closing Date that is not paid or provided for in  accordance  with Section 3.03 hereof or
         (iv)  termination of the Company's  employees or employee benefit plans as required under Section 6.06 hereof.

                  (b) Remedies Not  Exclusive.  The rights and remedies of Buyer under this Article or otherwise in this  Agreement  shall be cumulative and in  addition to and not in  limitation  or  exclusion  of all other rights and remedies,  whether by the terms of this  Agreement or at law or in  equity  or  otherwise,  which  may exist on the part of Buyer by reason of any  misrepresentation  or breach of  warranty,  covenant  or agreement  on the part of Sellers.  Such rights and  remedies  shall be cumulative  and may be exercised at any time or from time to time,  and any failure or delay of Buyer in exercising  any right or remedy at any time shall not  constitute a waiver  thereof or restrict its subsequent enforcement  or the  enforcement of any other right or remedy of Buyer.
         In addition to any other  rights and  remedies  of Buyer  hereunder  or otherwise, if Sellers are liable to indemnify Buyer under the foregoing provisions,  any  amounts  due and  payable  to Buyer by  reason of the obligations  of Sellers  to  indemnify  Buyer and hold  Buyer  harmless hereunder  shall be subject to a right of setoff and  reduction  on the part of Buyer  against  any amounts due and payable by Buyer to Sellers hereunder or under any other agreement,  including without  limitation, any  amounts  due  under  the  Notes  and any  amounts  due  under  the
         Contingent  Payments.  The choice of whether to set off such amounts or to pursue other remedies shall be at the discretion and  designation of
         Buyer.

         9.02. Indemnification of Sellers by Buyer.

                  (a)  Representations,  Warranties,  Covenants and  Agreements.
         Buyer agrees to indemnify Sellers and hold Sellers harmless against any and all loss, liability,  damage, claim, cost and expense of any nature whatsoever,  including,  without  limitation,  attorneys' fees, arising from or in connection with any representation or warranty made by Buyer not being complete, accurate and true at the date of this Agreement and on the  Closing  Date,  or the  failure by Buyer to  fulfill  and fully perform each covenant or agreement to be performed on the part of Buyer under this Agreement or under any other instrument or document executed and delivered by Buyer in connection with the transactions contemplated hereby, as any of the same may be amended from time to time.

                  (b) Remedies Not Exclusive. The rights and remedies of Sellers provided for in this Article or  otherwise in this  Agreement  shall be cumulative and in addition to and not in limitation or exclusion of all other rights and remedies,  whether by the terms of other provisions of this agreement or at law or in equity or otherwise,  which may exist on the part of  Sellers  by reason of any  misrepresentation  or breach of warranty,  covenant or agreement on the part of Buyer  hereunder.  Such rights or remedies  may be  exercised at any time or from time to time, and any failure or delay of Sellers in  exercising  any right or remedy at any time  shall not  constitute  a waiver  thereof or  restrict  its subsequent  enforcement or the enforcement of any other right or remedy of Sellers.

         9.03. Notice to Indemnifying  Party. In the event that any party may be entitled to, or intends to assert a claim for,  indemnification  hereunder,  not later than  thirty (30) days after  actual  notice of any claim or the filing of any action giving rise to such claim for indemnification,  the indemnified party will,  if a claim in respect  thereof  is to be made  against  another  party or parties hereto,  notify the indemnifying  party or parties thereof.  In case any action is threatened or brought against any indemnified  party,  and it notifies the  indemnifying  party or parties thereof,  the indemnifying  party or parties will be entitled to  participate  in or assume the defense  thereof with counsel reasonably  satisfactory  to such  indemnified  party and,  after  notice of its election to assume the defense thereof,  the indemnifying  party or parties will no longer be liable for any legal or other expense subsequently  incurred by the indemnified  party in connection with the defense  thereof;  provided,  however, that the indemnified  party shall be entitled at all times to participate in the defense of any such action at its own cost.

10.      CLOSING AND RISK OF LOSS.

         10.01. Place and Time. The Closing shall take place on the Closing Date by delivery in escrow to the respective counsel for Sellers and for Buyer of the
Shares,  stock  powers  sufficient  to  transfer  the  Shares to Buyer,  and the agreements,  documents and payments required to be delivered at Closing, subject to the mutual  written  direction  by Sellers  and Buyer to cause all such items
(including wire transfer of funds) to be delivered to the recipients  designated in this Agreement.

         10.02. Simultaneous Performance.  None of the transactions described in
Article  II  to  be  performed  at  the  Closing  will  occur  unless  all  such transactions occur.

         10.03.  Transfer  of  Possession.  Possession  of the  Assets  shall be delivered to Buyer at Closing.

11.      MISCELLANEOUS.

         11.01.  No  Commission.  Except for JPMC  Associates  and Jim  McGough,
business  brokers  representing  Sellers,  whose  fee  shall  be paid in full by
Sellers, all negotiations on behalf of Seller and Buyer, respectively,  relative to this Agreement and the transactions  contemplated hereby have been carried on by  Sellers  and Buyer  directly  between  Sellers  and Buyer  and  without  the intervention  of any third party,  either as the result of any action of Sellers or Buyer, or otherwise,  to the knowledge of Sellers or Buyer, in such manner as to give rise to any valid claim against  Sellers,  any shareholder of Sellers or
Buyer for a finders' fee, brokerage commission or other like payment.

         11.02. Survival of Representations and Warranties.  The representations and  warranties of Buyer and of Sellers,  respectively,  contained  herein shall survive the Closing, regardless of any investigations made by or on behalf of or any disclosure to Buyer or Sellers.

         11.03. Incorporation of Schedules. The Schedules hereto shall be deemed to be incorporated in and form a part of this Agreement.

         11.04.  Further Assurances.  Each of the parties agrees to do, execute, acknowledge  and  deliver,  and  cause to be done,  executed,  acknowledged  and
delivered,   all  such  further  acts,  assignments,   transfers,   instruments,
documents,  deeds and assurances as shall be required in order to carry out this
Agreement and give effect hereto.

         11.05. Transfer Taxes. All sales, transfer,  excise and other taxes, if any, payable by reason of the transactions  contemplated hereunder shall be paid by Sellers.

         11.06. Submission to Jurisdiction.

         Buyer and Sellers agree that the state or federal courts located in St.
Louis,  Missouri and Nassau County, New York have non-exclusive  jurisdiction to hear and determine any claims or disputes pertaining to this Agreement, and each party agrees to submit to such jurisdiction and each hereby waives any objection to such jurisdiction based on lack of personal  jurisdiction,  improper venue or forum non conveniens.

         11.07.  Notices.  Any  notice,   consent,   request,   claim  or  other
communication  hereunder  shall be in  writing  and shall be deemed to have been duly given at the time of  mailing by United  States  Certified,  Registered  or
Express mail, or by next  business day courier (for  example,  Federal  Express)
postage or charges prepaid, addressed as follows:

         If to Buyer:

                  Ernest R. Marx
                  Siboney Learning Group, Inc.
                  325 North Kirkwood Road, Suite 200
                  St. Louis, Missouri  63122

         with a copy to:

                  John P. Walsh, Esq.
                  Gallop, Johnson & Neuman, L.C.
                  16th Floor
                  101 South Hanley Road
                  St. Louis, Missouri  63105

         If to Sellers:

                  c/o Carol Stern, Sellers' Representative
                  1937 Grand Avenue
                  Baldwin, New York 11510

         with a copy to:

                  Richard Kestenbaum, Esq.
                  40 Cutter Mill Road
                  Suite 300
                  Great Neck, New York 11021

         or to such other address  as any party may designate by  written notice hereunder.

         11.08.  Entire Agreement.  This Agreement embodies the entire Agreement between the  parties,  and no  representations,  inducements,  promises or other agreements,  oral or otherwise,  not embodied  herein,  shall be of any force or effect.  This  Agreement  may not be  modified or  terminated  except in writing signed by the parties hereto.

         11.09.  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective  successors,  assigns,  heirs and personal  representatives.  In the event Buyer sells the Shares or sells all or  substantially  all of the Assets to any third party,  Buyer will require the transferee  to  assume  (either  by  express  agreement  or, if  applicable,  by operation of law) Buyer's obligations under the Notes and Buyer's obligations to make the Contingent Payments.  Such assumption,  however, will not relieve Buyer of its ultimate obligation to cause such obligations to be fulfilled.

         11.10.  Third  Parties.  Nothing  contained in this Agreement or in any instrument  or document  executed  by any party  hereto in  connection  with the transactions  contemplated  hereby  shall  create any rights in, or be deemed to have been executed for the benefit of, any person,  firm or corporation  that is not a party hereto.

         11.11.   Expenses  of  the  Parties.   All  expenses  involved  in  the
preparation,  authorization  and  consummation  of  this  Agreement,  including, without limitation,  all fees and expenses of agents,  representatives,  counsel and accountants in connection therewith,  shall be borne solely by the party who shall have  incurred  the same,  and no other party shall have any  liability in
respect  thereof.   Anything  to  the  contrary,   however,  in  this  Agreement
notwithstanding, in the event that the sale of Shares to Buyer does not close in accordance  with this  Agreement,  Sellers jointly and severally agree to pay to
Buyer 50% of all  out-of-pocket  expenses  incurred by Buyer,  including without limitation,  legal fees,  related  costs and  out-of-pocket  expenses of Buyer's legal  counsel,  incurred in connection  with the drafting of this Agreement and the conduct of due diligence from and after November 29, 2000, provided that the amount thereof payable by Sellers shall not exceed $5,000.

         11.12.  Counterparts.  This Agreement may be executed simultaneously in two or more counterparts,  each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         11.13.  Headings.  The  headings in the  Articles  and Sections of this
Agreement  are inserted  for  convenience  only and shall not  constitute a part hereof.

         11.14.  Mail and  Communications.  After the  Closing,  each party will promptly  deliver  to the  other  party  the  original  of  any  mail  or  other communication received by that party but pertaining to the business of the other party.

         11.15.  Acquisition  Subsidiary.  Buyer  may,  in its sole  discretion, establish a subsidiary  wholly  owned by Buyer for the purpose of acquiring  the
Shares  and, if such  subsidiary  is so  established,  all  references  to Buyer
hereunder,  where  applicable,   shall  be  deemed  to  be  references  to  such
subsidiary.

         11.16.  Missouri Law to Govern. This Agreement shall be governed by and construed  under the internal laws of the State of Missouri,  without  regard to its conflict of law provisions or  interpretations  which would  otherwise cause the law of another jurisdiction to be applicable hereto, in any respect.

         11.17. Sellers' Representative.

         Carol Stern is hereby designated as the  representative of Sellers (the
"Sellers' Representative") to serve, and Buyer hereby acknowledges that Sellers'
Representative  shall serve, as the sole  representative of Sellers with respect to matters set forth in this Agreement.  Sellers'  Representative hereby accepts such  designation.  By  virtue  of  execution  of this  Agreement,  each  Seller
irrevocably   appoints  Sellers'   Representative   as  the  agent,   proxy  and
attorney-in-fact  for each  such  Seller  for all  purposes  of this  Agreement, including  full power and authority on such  Seller's  behalf to take all action which the  Sellers'  Representative  considers  necessary  or  desirable  (i) to consummate  the  transaction  contemplated  by this  Agreement  prior  to, at or subsequent  to  Closing;  (ii)  in  connection  with  the  defense,  pursuit  or settlement of any claim for indemnification pursuant to Article 9, including the right to sue,  defend,  negotiate,  settle and  compromise  any such  claims for indemnification  made by or against,  and other disputes with, Buyer pursuant to this Agreement or any of the  agreements or  transactions  contemplated  by this
Agreement;  (iii) to accept and receive notices required or permitted under this
Agreement;  and (iv) to take all other  actions and  exercise  all other  rights which Sellers'  Representative  considers necessary or appropriate in connection with the foregoing.  The agency and the proxy created hereunder are coupled with an interest and are therefore  irrevocable  without the consent of the Buyer and
the  Sellers'   Representative  and  shall  survive  the  death,  incapacity  or bankruptcy of any Seller. All decisions and acts by the Sellers'  Representative shall be binding upon all Sellers. In the event that the Sellers' Representative shall die,  become  incapacitated,  resign or otherwise fail to act on behalf of the Sellers,  Sellers may select another person by a majority-in-interest of the
Sellers.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                                  SIBONEY LEARNING GROUP, INC.,
                                      a Missouri corporation

                                  By: /s/ Ernest R. Marx
                                     -------------------------------------------
                                     Ernest R. Marx, President

                                      /s/ Carol Stern
                                     -------------------------------------------
                                     Carol Stern

                                      /s/ Richard Harris
                                     -------------------------------------------
                                     Richard Harris

                                     Being all the Sellers

         The  undersigned  are signing this Agreement  solely for the purpose of agreeing to sign the Non-Competition Agreement in the form set forth in Schedule
7.10 to this Agreement.

                                      /s/ Alfred S. Harris
                                     -------------------------------------------
                                     Alfred S. Harris

                                      /s/ Adele N. Harris
                                     -------------------------------------------
                                     Adele N. Harris

                                      /s/ Alan Stern
                                     -------------------------------------------
                                     Alan Stern

         The  undersigned is signing this  Agreement  solely for the purposes of guaranteeing the payment of Buyer's payment  obligations to Sellers as set forth in Section  2.01 of this  Agreement,  as required by in Section  2.02(b) of this
Agreement.

                                    SIBONEY CORPORATION
                                     a Maryland corporation

                                    By: /s/ Ernest R. Marx
                                       -----------------------------------------

                                    Title: Vice President
                                          --------------------------------------

         The undersigned is signing this Agreement for the purpose of agreeing to serve as Sellers' Representative as described in Section 11.17 of this
Agreement.

                                      /s/ Carol Stern
                                     -------------------------------------------
                                     Carol Stern

                                    EXHIBIT A
                                    ---------

                                  Shareholders
                                  ------------

                                                          Percentage of Issued
Name and Address           Number of Shares Owned        and Outstanding Shares
----------------           ----------------------        ----------------------

Richard Harris                       50                            50%

Carol Stern                          50                            50%

                                  SCHEDULE 1.01

         "Assets"  means the  following  property,  real,  personal  and  mixed, tangible or intangible, of Seller: wherever located;

                  (a) The Seller Products;

                  (b) All  furniture,  fixtures  and  other  items  of  tangible personal property, if any, listed on Schedule 1.01A;

                  (c) All computer software and other works of authorship,  data bases,  technologies,  methods,  trade secrets,  know-how,  inventions, copyrights,  trade  names,  trademarks  (and  the  goodwill  symbolized
         thereby),   and  other  intangible   property  rights,   including  the
         trademarks,  copyrights and  registrations  therefor listed on Schedule
         3.11;

                  (d) All rights of Seller under the Material Contracts, and all other  rights,  privileges,  claims,  demands  and  choices  in action, including all rights under express or implied warranties; and

                  (e) All records of Seller relating to Material Contracts.

         "Authors'  Agreements"  means those agreements listed in Schedule 1.01C
under  which  the  ownership  of  computer   software  programs  (the  "Software
Programs")  have  been  transferred  to  and  are  owned  by  the  Company,   in
consideration of the payment of certain royalty payments.

         "Closing" means the  consummation of the  transactions  contemplated by this Agreement.

         "Closing  Date" means January 2, 2001,  with an effective date and time of 12:01 a.m.  on January 1, 2001,  or such other date and time as are  mutually agreed upon in writing by Seller and Buyer.

         "Customer List" is defined in Section 3.08.

         "Environmental  Law" means any laws and related rules,  regulations and orders,  relating to pollution,  nuisance or the environment including,  without limitation: (i) the Federal Clean Air Act, 42 U.S.C.ss.ss.7401 et sec.; (ii) the
Comprehensive  Environmental  Response,  Compensation,  and  Liability  Act,  42
U.S.C.ss.ss.9601  et sec.;  (iii) the Federal  Emergency  Planning and Community
Right-to-Know Act, 42  U.S.C.ss.ss.1101  et sec.; (iv) the Federal  Insecticide,
Fungicide and Rodenticide Act, 7 U.S.C.ss.ss.136  et sec.; (v) the Federal Water
Pollution  Control  Act,  33  U.S.C.ss.ss.1251  et sec.;  (vi) the  Solid  Waste
Disposal Act, 42  8.S.C.ss.ss.6901  et sec.; (vii) the Toxic Substances  Control
Act,  15  U.S.C.ss.ss.2601  et sec.;  (viii)  laws  relating in whole or part to
emissions,   discharges,  releases  or  threatened  releases  of  any  Hazardous
Material;  and  (ix)  laws  relating  in  whole  or  part  to  the  manufacture, processing,  distribution, use, coverage, disposal,  transportation,  storage or handling of any Hazardous Materials.

         "ERISA" means the Employee  Retirement  Income Security Act of 1974, as
amended, and the rules and regulations thereunder.

         "Hazardous   Materials"  means  any  hazardous,   infectious  or  toxic
substance,  chemical,  pollutant,  contaminant,  emission  or waste  which is or becomes regulated by any local, state, federal or foreign authority,  including, without  limitation,  anything  which is (i) defined as a  "pollutant"  under 33
U.S.C.  ss.  1362(6);  (ii) defined as a "hazardous  waste" under 42 U.S.C.  ss.
6921;  (iii) defined as a "regulated  substance" under 42 U.S.C.  ss.6991;  (iv)
defined as a "hazardous substance" under 42 U.S.C. ss. 9601(14);  (v) defined as a "pollutant or contaminant" under 42 U.S.C. ss. 9601(33); (vi) petroleum; (vii)
asbestos; and (viii) polychlorinated biphenyl.

         "Material Contracts" is defined in Section 3.12.

         "Seller Products" means the educational software products of Seller set forth in Schedule 3.11 and included in the Assets.

                                 SCHEDULE 1.01A

                     TANGIBLE ASSETS DESIGNATED BY PURCHASER

Equipment Type                    Make                 Model

Desktop Computer                  UMAX                 P2-350 EZ

Printer                           HP                   LaserJet 1100

Monitor                           Sony                 Trinitron Multiscan HG

Notebook Computer*                Dell                 Inspiron 5000

Projector*                        Boxlite              CP7T

Desktop Computer                  Apple                Imac 350

Desktop Computer                  Ibuild               4000N

Monitor                           Sony                 Trinitron 100ES

Notebook Computer                 Fujitsu              FPC02001A

3 Telephone Instruments           Panasonic            DBS Digital

3 Desks

3 Office Chairs

1 Copy Machine                    Mita                 CD1656

1 Adding Machine                  Sharp                EL1197 GII

File Drawers:
1 Lateral
4 Vertical

1 Metal Shelf

* Upon termination of his employment with the Company or Buyer, Alan Stern would retain this equipment.

                                 SCHEDULE 1.01C

                               AUTHORS' AGREEMENTS

 ===============================================================================
 Title of Software                      Author                     contract date
 ===============================================================================

 Algebra - Introduction To Solving
 Algebraic Word Problem                 David Herzog               04/06/99
 -------------------------------------------------------------------------------
 Algebra - Signed Numbers               David Herzog               04/06/99
 -------------------------------------------------------------------------------
 Arithmetic Skills Assessment Test      Howard Behrns              8/15/84 &
                                                                   10/31/00
 -------------------------------------------------------------------------------
 Basic Math Competency Skill Building   Michael P. Conlon          07/03/80 &
                                                                   10/31/00
 -------------------------------------------------------------------------------
 Biology Concepts Through Discovery     Harvey Goodman             04/06/96
 -------------------------------------------------------------------------------
 Citizenship Preparation Program        House                      none
 -------------------------------------------------------------------------------
 CORE Reading & Vocabulary              Priscilla Hamilton         7/5/83
 Development                            & Barbara Hombs           & 10/3/100
 -------------------------------------------------------------------------------
 Diascriptive Cloze & Writing           Carol Buchter              2/23/81
 Practice Activities                    & Ronald Buchter
 -------------------------------------------------------------------------------
 Diascriptive Language                  Johanna Pomeroy,           6/6/99
 Development                            Carol Buchter &
                                        Ronald Bu
  -------------------------------------------------------------------------------
 Diascriptive Reading In The
 Content Areas: Science                 Carol Buchter              05/26/87
 -------------------------------------------------------------------------------
 Diascriptive Reading In The
 Content Areas: Social Studies          Carol Buchter              05/26/87
 -------------------------------------------------------------------------------
 Diascriptive Reading Programs I-IV     Carol Buchter &            01/13/83
                                        Ronald Buchter
 -------------------------------------------------------------------------------
 Dilemma                                Joshua Lichtenstein        2/28/89 &
                                        & Alfred Weinstein         10/31/00
 -------------------------------------------------------------------------------
 Dilemma In The Workplace               Johanna Pomeroy            04/06/98
 -------------------------------------------------------------------------------
 How To Read For Everyday Living        Ann Edson &                1/9/99 &
                                        Eunice Insel               10/31/00
 -------------------------------------------------------------------------------
 How To Write For Everyday Living       Ann Edson &                1/9/99 &
                                        Eunice Insel               10/31/00
 -------------------------------------------------------------------------------
 Informal Reading Comprehension         Ann Edson &                4/6/95 &
 Placement Test                         Eunice Insel               10/31/00
 -------------------------------------------------------------------------------
 Learning Styles Inventory              Salina Software            1/3/83 &
                                                                   10/11/00
 -------------------------------------------------------------------------------
 Life Science Series:
       Classification Of Living Things   Ann Bella &
                                         William Sawyer            04/01/83
 -------------------------------------------------------------------------------
       The Human Body, Cells &
       Tiss                              David Herzog              04/06/99
 -------------------------------------------------------------------------------
       Green Plants, Genetics &
       Her                               David Herzog              04/06/99
 -------------------------------------------------------------------------------
 Math For Everyday Living               Ann Edson &                1/9/98 &
                                        Allan Schwartz             10/31/00
 -------------------------------------------------------------------------------
 Math In The Workplace                  David Herzog               04/06/99
 -------------------------------------------------------------------------------
 Reading In The Workplace:
   Automotive, Clerical,
 -------------------------------------------------------------------------------
        Health and Construct            Beverly Davis, Mary Meng   5/3/93 &
                                        & Elaine Reese             10/31/00
 -------------------------------------------------------------------------------
 Reading In The Workplace:
        Food Services                   Beverly Davis &            3/15/94 &
                                        Mary Meng                  10/31/00
 -------------------------------------------------------------------------------
 Reading in the Workplace:
        Electronics                     Sandra Linn                8/28/97 &
                                                                   10/31/00
 -------------------------------------------------------------------------------
 Rockhound Science Mysteries            Mark H. Newhouse           7/15/96 &
                                                                   10/31/00
 -------------------------------------------------------------------------------
 Sound Sentences I                      Janet Payne &             10/20/90 &
                                        Keith Jenkin              10/31/00
 -------------------------------------------------------------------------------
 Sound Sentences II                     Janet Payne               10/20/90 &
                                                                  10/31/00
 -------------------------------------------------------------------------------
 The Magic Letter Factory               Dr. Belen Mills,          10/1/90 &
                                        Ralph Mills &             10/31/00
                                        HAP Pal Music
 -------------------------------------------------------------------------------
 The Math Map Trip                      Donald Prickel            3/3/77 &
                                                                  10/31/00
 -------------------------------------------------------------------------------
 The Writing Process Workshop           Priscilla Hamilton &      9/25/87 &
                                        Barbara Hombs             10/31/00
 -------------------------------------------------------------------------------
 Thematic Applications                  Ronald Dunaisky           4/27/94 &
                                                                  10/11/00
 -------------------------------------------------------------------------------
 Thinking Like A Scientist              Harvey Goodman            04/06/96
 -------------------------------------------------------------------------------
 Voces Latinas                          Michael Roessler          8/13/93 &
                                                                  10/31/00
 -------------------------------------------------------------------------------
 You Be The Reporter                    House                     NONE
 -------------------------------------------------------------------------------
 Word Play                              House                     NONE
 -------------------------------------------------------------------------------
 Workplace Words                        Beverly Davis             5/5/93 &
                                                                  10/31/00
 -------------------------------------------------------------------------------

                                SCHEDULE 2.01(b)

                                 Promissory Note

    [Separate Promissory Note to each Seller for that Seller's percentage of the $300,000 deferred payment under Section 2.01(c)]

$____________                                              as of January 1, 2001

         FOR VALUE RECEIVED,  the undersigned,  Siboney Learning Group,  Inc., a
Missouri   corporation   ("Buyer"),   promises   to   pay  to   the   order   of
_______________________________,  [Insert name of a Seller] the principal sum of
______________________________  No/100 Dollars ($________), without interest, in twelve (12) equal quarterly  principal payments of Dollars ($ ) each, with first payment  on March 31,  2001,  and  succeeding  payments  on the last day of each quarter  thereafter  (June 30,  September 30,  December 31 and March 31), with a final  payment of all then unpaid  principal  on December  31,  2003;  provided, however,  that the first two quarterly  principal payment  installments shall be paid by the  undersigned,  when due, to the escrow agent  designated  under that certain Escrow  Agreement as provided in that certain Stock  Purchase  Agreement dated as of December 12, 2000 by  and among the undersigned  (and other parties)
and the Seller hereinabove listed (the "Stock Purchase Agreement").

         Buyer may at any time prepay all or any part of the  principal  hereof, without prepayment penalty.

         If  default  be made in the  payment of any  installment  of  principal hereunder within 15 days after Buyer's receipt of notice of nonpayments, or if a bankruptcy  petition be filed by or against Buyer (and, if filed against  Buyer, is not  dismissed  within 45 days  thereafter)  or if Buyer  shall  violate  its representation and warranty in Section 4.08 (regarding continued existence, sale of Shares,  merger or sale of assets) of the Stock  Purchase  Agreement,  Seller may, at Seller's option,  declare all unpaid indebtedness evidenced by this Note immediately due and payable.  Failure of Seller to exercise such right shall not constitute  a  waiver  of such  right  or  preclude  or  affect  Seller's  right thereafter  to  exercise  such  option  with  respect  to  such  default  or any subsequent  default.  After  the  occurrence  of any  payment  default  and  the expiration of the cure period  referred to above,  and for so long thereafter as such uncured  payment default shall  continue,  the principal  amount in default shall bear interest of the rate of ten percent (10%) per annum.

         If this Note,  or any  installment,  is not paid within the cure period hereinabove set forth and is placed with an attorney for collection, Buyer shall pay, in addition to the  principal  amount of this Note,  an amount equal to the reasonable  out-of-pocket attorneys' fees and expenses related to enforcement of this Note.

         Presentment,  demand for payment, protest, notice of protest, notice of dishonor and a diligence in bringing  suit against any party hereof or any party liable  hereon are hereby  waived by all  present  and  future  parties  hereto, whether as maker, endorsers, guarantors, sureties, or in any other capacity.

                                     SIBONEY LEARNING GROUP, INC.,
                                              a Missouri corporation,

                                     By
                                       -----------------------------------------
                                         Ernest R. Marx, President

Payable at: 1937 Grand Avenue, Baldwin, New York 11510;  or payable at any other address Seller may designate by written notice to Buyer.

                                    GUARANTY

The undersigned,  for good  and  valuable consideration,  hereby guarantees  the payment, when  due, of  the  obligations  of  Siboney  Learning Group,  Inc.,  a
Missouri corporation, under the foregoing Note.

                                     SIBONEY CORPORATION
                                        a Maryland corporation

                                     By:
                                        ----------------------------------------

                                     Title:
                                           -------------------------------------

                                SCHEDULE 2.03(e)

                               SECURITY AGREEMENT

         This Security  Agreement (the "Security  Agreement") is entered into as of January 1, 2001 among the persons listed on Exhibit A attached hereto (each a
"Seller," and collectively,  the "Sellers"), and SIBONEY LEARNING GROUP, INC., a
Missouri corporation  ("Buyer"),  in connection with that certain Stock Purchase
Agreement  between  Sellers  and Buyer  dated as of  December , 2000 (the "Stock
Purchase Agreement").

         1.       GRANT OF SECURITY INTEREST

                  1.1. Grant of Security Interest. To secure the payment in full of all payment  obligations  of Buyer to Sellers  under Section 2.02 of the Stock Purchase Agreement, including without limitation, the payment obligations under those certain  Promissory Notes of even date herewith
         in  aggregate   principal   amount  of  $300,000   (collectively,   the
         "Obligations"),  Buyer hereby  grants to Sellers a continuing  security interest  in and lien upon,  and Buyer  hereby  assigns  and pledges to
         Sellers for security purposes, all of Buyer's right, title and interest in and to the  Assets,  as that term is defined  in the Stock  Purchase
         Agreement, and all proceeds thereof, (collectively, the "Collateral").

         2.       REPRESENTATIONS, WARRANTIES AND COVENANTS

         Buyer  hereby   represents,   warrants  and  covenants  to  Seller  the
following:

                  2.1.  Locations of  Collateral.  The Collateral is and will be located in St. Louis County, Missouri.

                  2.2. Supplemental Documentation. Upon Sellers' request, at any time,  Buyer shall execute and deliver such  agreements,  documents and instruments,  and do  such  further  acts  as  Sellers  may  reasonably determine to be necessary to create, preserve,  perfect or evidence the security interest of Sellers in the Collateral.

         3.       EVENTS OF DEFAULT AND REMEDIES

                  3.1. Events of Default.  The occurrence of any uncured default under the Note or any other payment default of Buyer under Section 2.01 of the Purchase  Agreement if such payment  default is not cured within
         15 days after Buyer's receipt of notice of such non-payment constitutes an Event of Default under this Security Agreement.

                  3.2. Remedies. Upon the occurrence and during the continuation of an Event of  Default,  Sellers  shall have all  rights and  remedies provided in this Security  Agreement,  the Note, the Uniform Commercial
         Code as in effect in Missouri or other  applicable  law. All rights and
         remedies  of  Sellers  are   cumulative   and  not  exclusive  and  are
         enforceable, in Sellers' discretion,  alternatively,  successively,  or concurrently  on any one or more occasions and in any order Sellers may determine.

                  3.3. Application of Collateral Proceeds. Sellers may apply the cash proceeds of Collateral actually received by Sellers from any sale, lease,  foreclosure or other  disposition of the Collateral to payment, first,  of any payment  obligations  under the Note and  thereafter  to payment  of any  other  payment  obligations  then due  under the Stock
         Purchase  Agreement,   including  without  limitation,  the  reasonable
         out-of-pocket  costs and expenses of collection or  enforcement of this
         Security Agreement, including reasonable attorneys' fees and expenses.

                  3.4. Sellers'  Representative.  Sellers acknowledge that Carol
         Stern   has   been   appointed    their    representative    ("Sellers'
         Representative")  and  attorney-in-fact  pursuant to the Stock Purchase
         Agreement and that any action that may or shall be required to be taken by Sellers under this  Security  Agreement and any remedies that may be available  to  Sellers  under  this  Security  Agreement  or  otherwise available to Sellers in accordance with applicable law may be exercised only  by  the  action  of  Sellers'  Representative,  who  shall  apply
         Collateral  proceeds  to the  payment  obligations  of Buyer to Sellers based  upon  the  percentages  of  ownership  interest  in the  Company reflected on Exhibit A to the Stock Purchase Agreement.

         4.       GOVERNING LAW; NO IMPLIED WAIVER

                  4.1.  Governing Law. This Security Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri
         (without giving effect to principles of conflicts of laws).

         5.       TERM OF AGREEMENT: MISCELLANEOUS

                  5.1.  Term.  This  Security  Agreement  shall remain in effect until Sellers receive full payment of all Obligations.

                  5.2.  Notices.  Except as  otherwise  provided,  all  notices, requests  and demands  hereunder  shall be made in the manner and shall have the effect provided in the Stock Purchase Agreement.

                  5.3. Severability. If any provision of this Security Agreement is held to be invalid or unenforceable, such provision shall not affect the Security Agreement as a whole, but this Security Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable.

                  5.4.  Headings.  All title and section  headings  used in this
         Security  Agreement are for  convenience  only and shall not be used in interpreting this Security Agreement.

                  5.5. Counterparts.  This Security Agreement may be executed in any number of separate counterparts, each of which shall be an original but all of which shall constitute one and the same agreement.

                  5.6.  Definitions.  All terms used herein which are defined in the Uniform  Commercial  Code as in effect in  Missouri  shall have the meanings  given  therein  unless  otherwise  defined  in this  Security
         Agreement.  All  references  to the  singular  or plural  herein  shall include the singular and plural, unless the context otherwise requires.
         The term "including" is not limiting or exclusive.

         IN WITNESS  WHEREOF,  the parties  hereto have  executed  this Security
Agreement as of the date stated above.

                                     Buyer:

                                     SIBONEY LEARNING GROUP, INC.,
                                     a Missouri corporation

                                     By:
                                          --------------------------------------
                                          Ernest R. Marx, President

                                     Sellers:

                                     -------------------------------------------
                                     Name:
                                           -------------------------------------

                                     -------------------------------------------
                                     Name:
                                           -------------------------------------

                                     Sellers' Representative:

                                     -------------------------------------------
                                     Carol Stern

                                  SCHEDULE 3.11

                              INTELLECTUAL PROPERTY

A.   Trademarks and Tradenames

     See Schedule 1.01(c)

B.   U.S. Copyright Registrations

     See Schedule 1.01(c)

Copyrightable items and trade names not included above:

                                  SCHEDULE 3.12

                               MATERIAL CONTRACTS

1.       All Authors' Agreements.

2.

                                  SCHEDULE 3.15

                             UNDISCLOSED LIABILITIES

                                  SCHEDULE 3.18

                           RELATED PARTY TRANSACTIONS

                                  SCHEDULE 6.07

         INFORMATION,  RECORDS  AND  SCHEDULES  TO PERMIT THE COMPANY TO PREPARE
FINANCIAL STATEMENTS REQUIRED BY THE SECURITIES AND EXCHANGE COMMISSION

         The  following  is a  list  of  information  needed  and  duties  to be performed by the staff of Activity Records, Inc. and/or Educational  Activities,
Inc.  before  commencement  of our audit  engagement.  for the fiscal year ended
August 31, 2000 and to compile pro-forma information for the year ended December
31, 2000. Due to the nature of the acquisition, all areas may not be applicable.

A.       CASH

                  1.  Reconcile  the bank balance with the balance  shown by the books,  and make a copy to give us for our workpapers.  Old outstanding checks  should be  investigated  and, if not likely to clean  should be written off.

                  2. Please complete standard bank confirmation inquiries (to be sent  later) for each bank with  which you have an  account or loan.  A person  authorized on your bank's  signature card should sign the form.
         Return the signed forms to us for mailing.

B.       TRADE ACCOUNTS RECEIVABLE/SALES

         The   relationship   between  Activity  Records  (AR)  and  Educational
         Activities  (EA) is still  unclear.  In order to audit  the  "business"
         Siboney is  purchasing,  sales  related  activity  of EA may need to be combined to reflect the true software business. Further discussions are needed to detemine  the best  approach for the audit.  Regardless,  the following will be needed.

                  1. Prepare a schedule of accounts  receivable  aging as of the first day and the last day of the fiscal  year for our  workpapers  and reconcile to the general ledger. (This applies to AR and EA.)

                  2. Prepare a schedule of the last ten sales invoices in excess of $1,000 for the months of August 1999 and 2000 and the first ten such invoices  for the  months of  September  2000 and 2001  along  with the related documentation such as customer purchase orders, sales invoices, and proof of delivery so we can test proper cut-off.

                  3. Prepare a listing of all trade accounts  receivable written off (bad debts) or recovered during the fiscal year.

                  4. Prepare a narrative  description  of the Company's  revenue recognition policy.

C.       INVENTORY/SOFTWARE TITLES

                  1.  Prepare a listing  of  software  titles,  and the  related development costs, included in sale agreement which have been developed within the five year  period  ending  August 31,  2000.  Also,  include management's  estimate  as to the life cycle of these  software  titles assuming no significant future modifications.

D.       PROPERTY AND EQUIPMENT/OTHER ASSETS

                  1. Prepare a listing of all property and equipment  additions, disposals,  or  retirements  for the fiscal year ended August 31, 2000.
         Also have the applicable invoices available for our inspection.

                  2. Prepare a listing of all other tangible  assets included in the sale  agreement and their related book values  (undepreciated  cost basis).

E.       PAYABLES

                  1. Prepare a listing of the accounts  payable as of August 31,
         2000.  Items should not be shown as accounts  payable unless all of the goods and  services  represented  by the  accounts  had  actually  been received but not paid for as of August 31, 2000.

F.       ACCRUED EXPENSES

                  1. Prepare  separate  listings  showing your  computations  of accrued expenses at August 31, 2000.

G.       NOTES PAYABLE AND ACCRUED INTEREST

                  1. Prepare a schedule showing all amounts borrowed and/or paid on all notes payable during the year.

                  2.  On  the  same  schedule,   calculate  prepaid  or  accrued
         interest;   and  reconcile  interest  expense  to  the  general  ledger accounts. Also, have the notes available for our inspection.

H.       OTHER

                  1. Prepare a working trial balance as of August 31, 2000.

                  2. As a condition of our engagement, management agrees to sign written  representation  letters  attesting  to  the  completeness  and truthfulness of  representations  and disclosures made to us during the course of our work.

I.       MINUTES AND AGREEMENTS

                  1. Copies should be made of all minutes of all meetings of the
         Board of Directors and/or stockholders for the fiscal year.

                  2. Copies of all agreement made during the royalty  agreements year should be made available (e.g., leases, long-term contracts, labor contracts, pension plans, long-term notes receivable/payable, etc.)

J.       FOR THE  PRO-FORMA INFORMATION  FOR CALENDAR YEAR  2000, PLEASE PREPARE
         THE FOLLOWING:

                  1. Prepare a schedule of assets and  liabilities  acquired and of sales and direct expenses of the product line acquired as of and for the year ended December 31, 2000.

                  2.  Prepare  an  analysis  of  direct  costs  related  to  the production,  warehousing, selling and distribution of software products for the year ending December 31, 2000. This analysis should include all such costs regardless of the company on which they have previously been recorded.  Direct  costs  are  all  costs  related  to the  production, holding,  and selling of a product  excluding  corporate  overhead  and interest costs.

                  3.   Prepare  a   schedule   setting   forth  all   estimates,
         assumptions,  and allocation  methods utilized in determining the above sales and direct cost  information  and  management's  methodology  for determining such estimates, assumptions, and allocation methods.

                  4. Prepare  analysis of software sales vs. other sales for the calendar year ended December 31, 2000.

                  5. Have  available  a range of sales  invoices  for the period
         October 1, 2000  through  December 31, 2000 from which a sample will be selected.  Documentation to be provided by Educational Activities would be  similar  to  that  provided  during  the due  diligence  procedures performed on October 30, 2000.

                                  SCHEDULE 7.03

                                 January 1, 2001

Siboney Learning Group, Inc.
325 N. Kirkwood Road, Suite 200
St. Louis, Missouri 63122

Ladies and Gentlemen:

         We have acted as counsel for the  persons  listed on Exhibit A attached hereto (collectively,  "Sellers") in connection with that certain Stock Purchase
Agreement  (including the Schedules and Exhibits  thereto,  the "Stock  Purchase
Agreement"), dated as of December 12, 2000, by and  between  Sellers and Siboney
Learning Group,  Inc., a Missouri  corporation  ("Buyer")  regarding purchase by
Buyer  of  Shares  of  Activity  Records,  Inc.,  a New  York  corporation  (the
"Company").  Capitalized  terms used in this opinion and not  otherwise  defined herein shall have the meanings given them in the Stock Purchase Agreement.  This opinion is furnished to you under Section 7.03 of the Stock Purchase Agreement.

         In the preparation of this opinion, we have reviewed and relied upon:

         1.  The  Stock  Purchase  Agreement,  the  Security  Agreement  and the
Non-Competition Agreements;

         2. Such other agreements,  instruments and documents as are required to be executed and performed  under or in connection  with the Closing of the Stock
Purchase  Agreement  (together with the  agreements  referred to in Item 1 above being referred to as the "Transaction Documents"),  as delivered by or on behalf of Sellers or Buyer at the Closing;

         3. A Certificate  of Good Standing  delivered to us by the Secretary of
State of the State of New York, evidencing the good standing of Seller under the laws of the State of New York;

         4. The factual  representations  and warranties of Sellers in the Stock
Purchase Agreement and the Transaction Documents;

         5. A copy of the Articles of Incorporation of the Company, as certified by the Secretary of State of the State of New York; and

         6. A copy  of the  Bylaws  of the  Company,  as  certified  to us by an officer of the Company.

         In addition,  we have  reviewed such matters of law and fact as we have considered necessary for purposes of rendering the opinion letter.

         In the examination of such  documents,  we have assumed the genuineness of all signatures, whether original or photostatic,  except that of Sellers, the authenticity of all documents submitted to us as originals and the conformity to
the  original  documents  of  all  documents   submitted  to  us  as  certified,
photostatic or conformed  copies,  the authenticity of the originals of all such latter  documents,  and the truth and correctness of statements made by Sellers, including,  without  limitation,  the  representations and warranties of Sellers contained in the Stock Purchase Agreement and the Transaction Documents,  and we
have relied upon the accuracy of material factual matters contained therein.

         The opinions  expressed by us herein are expressly  limited to the laws of the State of New York and federal  law,  where  applicable.  For all purposes relevant to the opinions stated herein,  we assume that the laws of the State of
Missouri are the same as the laws of the State of New York.

         Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge,  it is intended to signify only that no  information  has  come to the  attention  of our  present  partners  or associates  who  have  devoted  substantive  attention  to  the  Stock  Purchase
Agreement or Transaction  Documents and the attorney  primarily  responsible for the  representation  of the Sellers  that would give us actual  knowledge of the existence  or absence of such facts.  Except to the extent  expressly  set forth herein,  however,  we have  not  undertaken  any  independent  investigation  to determine the existence or the absence of such facts, and no inference as to our knowledge  of the  existence  or absence of such facts  should be drawn from our representation of Sellers.

         Based  solely on the  foregoing,  we are of the opinion  that as of the date hereof:

         1. The Company is a corporation  validly  existing and in good standing under the laws of the State of New York and has all of the  necessary  power and authority  to own and lease its  assets as now owned and  leased and to carry on its business as now being conducted.

         2.  The  Stock  Purchase   Agreement  and  the  Transaction   Documents
constitute the legal, valid and binding obligations of each Seller,  enforceable against each Seller in accordance with their respective terms.

         3. To our  knowledge,  the execution,  delivery and  performance of the
Stock Purchase Agreement by Sellers, and the execution, delivery and performance of the  Transaction  Documents,  do not violate any provision of the Articles of
Incorporation or Bylaws of the Company or any agreement, indenture,  instrument, lease,  contract  or other  undertaking  to which a Seller or the  Company  is a party.

         4. To our  knowledge,  the execution,  delivery and  performance of the
Stock Purchase Agreement and the Transaction Documents by Sellers do not violate any law applicable to Sellers, the Company or the Assets.

         5.  Except  as  described  in  the  Stock  Purchase  Agreement,  to our knowledge  the Assets are free and clear of  restrictions  on or  conditions  to transfer or assignment,  and free and clear of all mortgages,  conditional sales agreements, liens, pledges, charges,  encumbrances,  claims, security interests, easements, covenants, conditions or restrictions.

         6.  To  our  knowledge,  except  as  described  in the  Stock  Purchase
Agreement, no consent,  license,  approval, or authorization of any governmental authority or regulatory  body, or of any other person or entity,  is required to be  obtained  by Seller  in  connection  with the due  execution,  delivery  and performance  of the Stock  Purchase  Agreement or the  Transaction  Documents by
Sellers.

         7.  To  our  knowledge,  except  as  described  in the  Stock  Purchase
Agreement,  the Company is the owner,  licensee or otherwise the authorized user of all patents,  trademarks,  service  marks,  trade names and copyrights of all such items used in  connection  with the Assets and we have no  knowledge of any claim that the Company's use of such items  infringes upon or conflicts with any patent, trademark, service mark, trade name or copyright of others.

         8.  To  our  knowledge,  except  as  described  in the  Stock  Purchase
Agreement,  no suit,  action,  decree,  arbitration or legal,  administrative or other proceeding,  controversy or investigation is pending or threatened against any Seller or the Company which could adversely affect the business or financial condition of the Company or the Assets,  or could adversely  affect any Seller's right to transfer the same, the Transactions  contemplated by the Stock Purchase
Agreement, or the possession and use of the Assets, or the operation by Buyer of a business  similar to the business of the Company,  as heretofore  conducted by the Company, subsequent to the Closing.

         9. The authorized  capital stock of the Company  consists of 100 shares of common stock, no par value, of which, 100 shares are outstanding. Sellers own all the outstanding  Shares of record,  and to our knowledge,  beneficially  and free  and  clear  of  all  adverse  claims.  As a  result  of  the  delivery  of certificates  to Buyer and payment to Sellers  being made at the Closing,  Buyer will  acquire all the rights of Sellers to all of the Shares,  free and clear of all adverse claims.

         With respect to the opinions  expressed  herein,  we advise you that we express no opinion as to (i) conflicts of law or choice of law  provisions;  and
(ii) the availability of equitable remedies because such remedies are subject to the  discretion of the court before which a proceeding  therefor may be brought.
In  addition,  the terms of the Stock  Purchase  Agreement  and the  Transaction
Documents  may be  limited  by the  United  States  Bankruptcy  Code,  or  other bankruptcy,  insolvency,  fraudulent  conveyance,  moratorium,  or similar  laws affecting  creditors'  rights or the relief of debtors  generally,  as may be in effect from time to time.

         This  opinion is  addressed  to the Buyer and is solely for the Buyer's use. Accordingly, it may not be relied upon by or disclosed to any other person, or for any other  purpose,  other than in connection  with the  transaction  and documents  referred  to herein  and is not to be used,  circulated,  quoted,  or otherwise referred to for any other purpose without the prior written consent of this firm. We assume no obligation to advise Purchaser of any changes concerning the above which may hereafter come or be brought to our attention.

                                      Very truly yours,

                                  SCHEDULE 7.07

                              SELLERS' CERTIFICATE

         Pursuant to Section 7.07 of that certain Stock Purchase Agreement dated
December 12 , 2000 (the  "Stock  Purchase Agreement")  between  the  undersigned
("Sellers"), and Siboney Learning Group, Inc. ("Buyer"), the undersigned,  being the Sellers under the Stock Purchase Agreement,  do hereby jointly and severally certify  that the  representations,  warranties,  covenants  and  agreements  of
Sellers  included in the Stock  Purchase  Agreement and in any schedule or other instrument or document  delivered  pursuant thereto are true and not breached as of the date  hereof,  with the  same  effect  as  though  such  representations, warranties,  covenants and agreements had been repeated as of this date, and all of the obligations of Sellers thereunder have been duly performed.

         IN WITNESS  WHEREOF,  the  undersigned  has executed and delivered this
Certificate as of the 1st day of January, 2001.

                                      ------------------------------------------
                                      Name:

                                      ------------------------------------------
                                      Name:

                                      Being all the Sellers

                                  SCHEDULE 7.10

                      [Separate Agreements to be signed by
                       Alfred S. Harris, Adele N. Harris,
                           Carol Stern and Alan Stern]

                            NON-COMPETITION AGREEMENT

         This  Non-Competition  Agreement is entered into as of January 1, 2001, by the undersigned  ("Undersigned") and Siboney Learning Group, Inc., a Missouri
corporation  ("Buyer") and Activity  Records,  Inc., a New York corporation (the
"Company") in connection  with the execution,  delivery and  consummation of the transactions  contemplated by certain Stock Purchase  Agreement ("Stock Purchase
Agreement"), dated as of  December 12, 2000 between the shareholders ("Sellers")
of the Company and Buyer.

RECITALS

         A. The Undersigned has occupied a position of trust and confidence with the Company prior to the date hereof and has become  familiar with the assets of the Company,  including the intellectual  property assets and other assets being sold by the Company to Buyer.

         B. Among the conditions to the obligation of Buyer to close purchase of the stock of the Company from Sellers under the Stock Purchase  Agreement is the requirement that the Undersigned and others execute a Non-Competition  Agreement on the terms hereinafter set forth for the benefit of Buyer and the Company.

         NOW, THEREFORE,  for good and valuable  consideration,  the receipt and sufficiency of which is hereby acknowledged by the undersigned,  the undersigned hereby agrees as follows:

         1. For a period of two (2) years after the Closing  Date (as defined in the Stock Purchase Agreement),  the Undersigned agrees that the Undersigned will not,  directly  or  indirectly,  engage,  anywhere  within the United  States of
America, in the educational software business, including without limitation, the licensing or selling of (a) any software to third  parties which has the look or feel of any of the Assets (as defined in the Stock  Purchase  Agreement)  or (b)
any software that utilizes the source code,  content or instructional  design of any of the Assets.

         2. If the  Undersigned  breaches any of the covenants set forth in this
Agreement, Buyer will be entitled to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the  provisions  of  Section 1 of this  Agreement,  it being  agreed  that money damages alone would be inadequate to compensate Buyer and would be an inadequate remedy for such breach.  In addition,  Buyer will be entitled to such damages as it may demonstrate from any such breach.

         3. This  Agreement  is binding  upon and  inures to the  benefit of the
Undersigned, Buyer, the Company and their respective affiliates,  successors and assigns.

         4. The rights and remedies  under this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in  exercising  any right,  power or privilege under this Agreement will operate as a waiver of such right, power or privilege,  and no single or partial exercise of any such right, power or privilege  will  preclude any other or further  exercise of such right, power or privilege,  or the exercise of any other right, power or privilege.  To the maximum  extent  permitted by applicable  law: (a) no claim or right arising out of this Agreement can be discharged by one party,  in whole or in part, by a waiver or renunciation  unless in writing signed by the other party;  and (b) no waiver that may be given by a party will be  applicable  except in the  specific instance for which it is given.

         5. This Agreement will be governed by the internal  substantive laws of the State of Missouri, without regard to conflicts-of-laws principles.

         6. Whenever possible, each provision and term of this Agreement will be interpreted in a manner to be effective and valid,  but if any provision or term of this  Agreement  is held to be invalid,  then such  provision or term will be ineffective  only to the  extent of such  invalidity,  without  invalidating  or affecting in any manner  whatsoever  the remainder of such  provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 1 of this Agreement are held to be  unreasonable,  arbitrary or against public policy, such covenants shall be considered divisible with respect to  scope,  time  and  geographic  area,  and in such  lesser  scope,  time  and
geographic  area  will  be  effective,   binding  and  enforceable  against  the
undersigned.

         7. Any  notices  under this  agreement  must be in writing  and will be deemed to have been given when (a)  delivered  in person,  (b) sent by facsimile
(with  written  confirmation  of receipt),  or (c) when received by addressee if sent by nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimiles as a party may designate by notice to the other parties):

                  Buyer or the Company:
                  Siboney Learning Group, Inc.
                  325 N. Kirkwood Road, Suite 200
                  St. Louis, Missouri 63122
                  Attention: Ernest R. Marx, President
                  Facsimile No. (314) 984-8063

                  The Undersigned:

                  ------------------------------------------
                  ------------------------------------------
                  ------------------------------------------

                  Facsimile No.:  --------------------------
                                ---------------------

         IN  WITNESS  WHEREOF,  the  Undersigned,  Buyer  and the  Company  have executed this Agreement as of the date first above written.

                                    --------------------------------------------

                                    Name:
                                         ---------------------------------------

                                    Buyer:

                                    SIBONEY LEARNING GROUP, INC., a
                                    Missouri corporation

                                    By
                                      ------------------------------------------
                                      Ernest R. Marx, President

                                    Company:

                                    ACTIVITY RECORDS, INC., a New York
                                    corporation

                                    By:
                                       -----------------------------------------
                                       Ernest R. Marx, President

                                  Schedule 8.02

                                 January 1, 2001

Activity Records, Inc.
1937 Grand Avenue
Baldwin, New York 11021

Gentlemen:

         We have acted as counsel for Siboney  Learning Group,  Inc., a Missouri corporation ("Buyer"),  in connection with that certain Stock Purchase Agreement
(including the Schedules and Exhibits thereto, the "Stock Purchase  Agreement"), dated as of  December 12, 2000 by and  between  the shareholders listed  therein
("Sellers") of Activity  Records,  Inc., a New York  corporation (the "Company")
and Buyer.  Capitalized  terms used in this  opinion and not  otherwise  defined herein shall have the meanings given them in the Stock Purchase Agreement.  This opinion is  furnished  to you  pursuant  to Section  8.02 of the Stock  Purchase
Agreement.

         In preparation of this opinion, we have reviewed and we rely upon:

         1.  The  Stock  Purchase  Agreement,  the  Security  Agreement  and the
Non-Competition Agreements;

         2. Written Consent of the Board of Directors of Buyer,  authorizing the execution  and  delivery  of the Stock  Purchase  Agreement  and  execution  and delivery of the Assignment and Assumption and  consummation of the  transactions contemplated by the Stock Purchase  Agreement and the Assignment and Assumption,
as certified to us by an officer of Buyer;

         3. Such other agreements,  instruments and documents as are required to be executed and performed  under or in connection  with the Closing of the Stock
Purchase  Agreement  (together with the agreements  referred to in Item 1 above, being referred to as the "Transaction Documents"),  as delivered by or on behalf of Buyer or Sellers at the Closing;

         4. A Certificate  of Good Standing  delivered to us by the Secretary of
State of the State of Missouri,  evidencing the good standing of Buyer under the laws of the State of Missouri;

         5. The factual  representations  and  warranties  of Buyer in the Stock
Purchase Agreement and the Transaction Documents;

         6. A copy of the Articles of  Incorporation  of Buyer,  as certified by the Secretary of State of the State of Missouri; and

         7. A copy of the Bylaws of Buyer,  as  certified to us by an officer of
Buyer.

         In the examination of such  documents,  we have assumed the genuineness of all signatures, whether original or photostatic,  except that the officers of
Buyer,  respectively,  the  authenticity  of all  documents  submitted  to us as originals  and  the  conformity  to the  original  documents  of  all  documents submitted to us as certified,  photostatic or conformed copies, the authenticity of the originals of all such latter documents,  and the truth and correctness of statements made by Buyer, including, without limitation, the representations and
warranties  of  Buyer  contained  in  the  Stock  Purchase   Agreement  and  the
Transaction Documents,  and we have relied upon the accuracy of material factual matters contained therein. We have also assumed the due authorization, execution and delivery by the Company of the Stock Purchase  Agreement and any Transaction
Documents to which the Company is a party.

         The opinions  expressed by us herein are expressly  limited to the laws of the State of Missouri, and federal law, where applicable.

         In addition,  we have  reviewed such matters of law and fact as we have considered  necessary for purposes of rendering the following  opinions and have examined and relied without independent investigation as to matters of fact upon such  certificates  of public  officials,  such  statements and  certificates of
officers  of  Seller  and  that  such  other   corporate   records,   documents,
certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinions expressed herein.

         Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge,  it is intended to signify only that no  information  has  come to the  attention  of our  present  partners  or associates  who  have  devoted  substantive  attention  to  the  Stock  Purchase
Agreement or Transaction  Documents and the attorney  primarily  responsible for the  representation  of the Buyer  that would  give us actual  knowledge  of the existence  or absence of such facts.  Except to the extent  expressly  set forth herein,  however,  we have  not  undertaken  any  independent  investigation  to determine the existence or the absence of such facts, and no inference as to our knowledge  of the  existence  or absence of such facts  should be drawn from our representation of Buyer.

         Based solely upon the foregoing and subject to the  qualifications  set forth herein, we are of the opinion that as of the date hereof:

         1.  Buyer  is a  Missouri  corporation  validly  existing  and in  good standing  under the laws of the State of Missouri  and has all of the  necessary power and authority to carry on its business as presently conducted.

         2. Buyer has full corporate power and legal authority to enter into the
Stock  Purchase  Agreement  and  to  consummate  the  Transactions  contemplated thereby,  which have been duly authorized by all proper and necessary  corporate and other action on the part of Buyer,  and when executed and delivered by Buyer the Transaction  Documents will constitute the valid and binding  obligations of
Buyer, enforceable against Buyer in accordance with its terms.

         3. To our  knowledge,  the execution,  delivery and  performance of the
Transaction  Documents  by Buyer do not violate any law which in the exercise of customary  professional  diligence  would  reasonably  be  recognized  as  being directly applicable to Buyer.

         4.  To  our  knowledge,  except  as  described  in the  Stock  Purchase
Agreement, no consent,  license,  approval, or authorization of any governmental authority or regulatory  body, or of any other person or entity,  is required to be  obtained  by  Buyer  in  connection  with the due  execution,  delivery  and performance  of the Stock  Purchase  Agreement or the  Transaction  Documents by
Buyer.

         With respect to the opinions  expressed  herein,  we advise you that we express no opinion as to: (i) conflicts-of-law or choice-of-law provisions;  and
(ii) the availability of equitable remedies because such remedies are subject to the  discretion of the court before which a proceeding  therefor may be brought.
In  addition,  the terms of the Stock  Purchase  Agreement  and the  Transaction
Documents  may be  limited  by  Title 11 of the  United  States  Code,  or other bankruptcy,  insolvency,  fraudulent  conveyance,  moratorium,  or similar  laws affecting  creditors'  rights or the relief of debtors  generally,  as may be in effect from time to time.

         To our knowledge [except as described in the Stock Purchase Agreement], we hereby  confirm to you that no suit,  action,  decree,  arbitration or legal, administrative or other  proceeding,  controversy or investigation is pending or threatened against Buyer.

         This  opinion is  addressed  to the Sellers and is solely for  Sellers'
use. Accordingly, it may not be relied upon by or disclosed to any other person, or for any other  purpose,  other than in connection  with the  transaction  and documents  referred  to herein  and is not to be used,  circulated,  quoted,  or otherwise referred to for any other purpose without the prior written consent of this firm. We assume no obligation to advise  Sellers of any changes  concerning the above which may hereafter come or be brought to our attention.

                                     Very truly yours,

                                     GALLOP, JOHNSON & NEUMAN, L.C.

                                  SCHEDULE 8.04

                              OFFICERS' CERTIFICATE

         Pursuant to Section 8.05 of that certain Stock Purchase Agreement dated
as  of  December  12,  2000  (the  "Stock  Purchase   Agreement")  between   the
shareholders  ("Sellers") of Activity Records, Inc., a New York corporation (the
"Company") and Siboney Learning Group, Inc.  ("Buyer"),  the undersigned,  being
the  President  of  Buyer,   does  hereby  certify  that  the   representations,
warranties,  covenants and  agreements of Buyer  included in the Stock  Purchase
Agreement and in any schedule or other instrument or document delivered pursuant thereto are true and not breached as of the date hereof, with the same effect as though such  representations,  warranties,  covenants  and  agreements  had been repeated as of this date, and all of the  obligations of Buyer  thereunder  have been duly performed.

         IN WITNESS  WHEREOF,  the  undersigned  has executed and delivered this
Certificate as of the 1st day of January, 2001.

                                      ------------------------------------------
                                      Ernest R. Marx, President of Buyer